UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Nielsen Holdings plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 22, 2018.

Meeting Information
NIELSEN HOLDINGS PLC	Meeting Type: Annual General Meeting
For holders as of: March 23, 2018
Date: May 22, 2018 Time: 9:00 a.m. (Eastern Time)
	Location:	50 Danbury Road Wilton, CT 06897 Meeting live via the Internet-please visit nielsen.onlineshareholdermeeting.com

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You will not receive a paper or e-mail copy of the proxy materials unless you request one. You may view the proxy materials online at www.proxyvote.com, scan the QR code on the reverse side, or easily request a paper or e-mail copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

 Before You Vote

  How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT US ANNUAL REPORT UK ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com, or scan the QR code below.
How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of the above proxy materials or proxy materials for future shareholder meetings, you must request them. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

*   If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded.

Please make the request as instructed above on or before May 8, 2018 to facilitate timely delivery.

How To Vote
Please Choose One of the Following Voting Methods

Vote in Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. You must have government-issued photo identification and an admission ticket to be admitted. Please review the proxy materials for additional information on what you may need to bring with you to gain access to the meeting. For directions to attend the Annual General Meeting in person, go to: http://ir.nielsen.com/investor-relations/shareholder-information/annual-meeting/default.aspx or contact our Company Secretary at companysecretary@nielsen.com. THIS NOTICE WILL SERVE AS AN ADMISSION TICKET.

Vote By Internet:
Before The Meeting:

Go to www.proxyvote.com or from a smartphone, scan the QR code above. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

During The Meeting:
Go to nielsen.onlineshareholdermeeting.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card or voting instruction form.

Voting Items

Our Board of Directors recommends that you vote “FOR” each director nominee listed below and “FOR” each of Proposals 2 through 7 listed below.

1.	Election of directors:
	1a. 1b. 1c. 1d. 1e. 1f. 1g. 1h. 1i.	James A. Attwood, Jr. Mitch Barns Guerrino De Luca Karen M. Hoguet Harish Manwani Robert C. Pozen David Rawlinson Javier G. Teruel Lauren Zalaznick

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

3.	To reappoint Ernst & Young LLP as our UK statutory auditor to audit our UK statutory annual accounts for the year ending December 31, 2018.

4.	To authorize the Audit Committee to determine the compensation of our UK statutory auditor.

5.	To approve on a non-binding, advisory basis the compensation of our named executive officers as disclosed in the proxy statement.

6.	To approve on a non-binding, advisory basis the Directors’ Compensation Report for the year ended December 31, 2017.

7.	To approve the Directors’ Compensation Policy.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Voting Instructions